DEED NUMBER TWENTY SIX (26)

AMENDMENT NUMBER ONE (1) TO

DEED OF SUPPLEMENTAL TRUST INDENTURE

FOR THE MID CAP CORE PORTFOLIO I

OF THE MULTI-SELECT SECURITIES PUERTO RICO FUND

In San Juan, Puerto Rico, on this nineteenth (19th) day of May, two thousand four (2004).

BEFORE ME

LUIS R. ROSAS CINTRÓN, Attorney-at-Law and Notary in and for the Commonwealth of Puerto Rico, with offices located at Westernbank World Plaza Building, Suite 1400, 268 Muñoz Rivera Avenue, San Juan, Puerto Rico, and residence in San Juan, Puerto Rico.

APPEAR

AS PARTIES OF THE FIRST PART: UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO (Employer Identification Number 13-2638166), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter referred to as the “Settlor”), represented herein by its President, Miguel Antonio Ferrer Bolivar, also known as Miguel A. Ferrer, of legal age, single, executive and resident of San Juan, Puerto Rico, who assures me that he is authorized to appear in this deed on behalf of the Settlor and agrees to produce evidence of such authority whenever necessary.

AS PARTIES OF THE SECOND PART: UBS TRUST COMPANY OF PUERTO RICO (Employer Identification Number 66-0532499), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter referred to as the “Trustee”), represented herein by its President, Miguel Antonio Ferrer Bolivar, also known as Miguel A. Ferrer, of legal age, single, executive and resident of San Juan, Puerto Rico, who assures me that he is authorized to appear in this deed on behalf of the Trustee and agrees to produce evidence of such authority whenever necessary.

I, the Notary, do hereby certify that I personally know the representatives of the appearing parties herein and I also attest as to their personal circumstances and residences in accordance with their statements. They assure me that they have, and in my judgment they do have, the necessary legal capacity to execute this deed and therefore voluntarily

DECLARE

WHEREAS, the Settlor established a trust under the laws of the Commonwealth of Puerto Rico pursuant to Deed Number five (5), executed in San Juan, Puerto Rico, on the twenty-second (22nd) day of March, two thousand four (2004), before Notary Luis R. Rosas Cintrón and subsequently amended and restated on May nineteen (19), two thousand four (2004) (as amended and restated, the “Deed of Trust”);

WHEREAS, the trust established by the Deed of Trust is known as the MULTI-SELECT SECURITIES PUERTO RICO FUND (hereinafter referred to as the “Trust” or “Fund”); and

WHEREAS, pursuant to Sections 601 and 903 of the Deed of Trust, the Settlor and the Trustee established the portfolio of assets of the Fund known as Mid Cap Core Portfolio I, pursuant to that certain Deed of Supplemental Trust Indenture for the Mid Cap Core Portfolio I of the Fund, executed in San Juan, Puerto Rico, on the twenty-second (22nd) day of March, two thousand four (2004), before Notary Luis R. Rosas Cintrón, subject to the terms and conditions of the Deed of Trust (the “Mid Cap Core Portfolio I Supplemental Trust Indenture”).

WHEREAS, the Settlor and the Trustee wish to enter into this amendment to the Mid Cap Core Portfolio I Supplemental Trust Indenture (the “Deed of Amendment of the Mid Cap Core Portfolio I Supplemental Trust Indenture”) for purposes of amending and restating Section 103(a), Investment Objectives and Policies, and Type of Assets of the Portfolio; deleting in its entirety Section 109, Issuance of Preferred Units and/or other Securities by the Portfolio; and

Section 203. Governing Law. This Deed of Amendment of Mid Cap Core Portfolio I Supplemental Trust Indenture shall be governed by and construed in accordance with the laws of the Commonwealth.

Section 204. Headings Not Part of Agreement. Any headings preceding the text of the several articles or sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Deed of Amendment of Mid Cap Core Portfolio I Supplemental Trust Indenture, and they shall not affect its meaning, construction or effect.

Section 205. Other. Unless the context indicates otherwise, words importing the singular number shall include the plural number and vice versa. The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder,” and any similar terms, as used in this deed, shall refer to this deed as a whole.

ACCEPTANCE AND EXECUTION

The appearing parties, in their capacities as settlor and trustee, and through their representatives hereby accept, ratify and confirm this deed, and I, the Notary, hereby certify that I have notified the appearing parties of the pertinent legal warnings and of the legal effects of this deed, as well as of the right to have witnesses present at the execution hereof, which right was waived.

I further certify that the appearing parties read this deed before me, the Notary, and that this deed, having been read, was approved and ratified by the appearing parties through their representatives who fixed their initials on all and each of the pages of this deed and signed their names on the last page of this deed before me, the Notary.

fewer individuals own directly or indirectly more than fifty percent (50%) of all Units outstanding of the Portfolio (the “Control Prohibition”). In order to comply with such limitation, at the expiration of the one year period, or at any time thereafter, the Portfolio is in breach of the Control Prohibition, the unitholders of the Portfolio will lose the voting rights of their Units to the extent required for the Portfolio to be in compliance with the Control Prohibition. The termination of voting rights will be made sequentially starting with the unitholder holding the highest number of Units until the Control Prohibition is complied with. Such voting rights will be automatically reinstated in the reverse order to the extent that the reinstatement does not constitute a breach of the Control Prohibition.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 201. Definitions. Unless the context requires otherwise, all capitalized terms not otherwise defined herein, shall have the meaning ascribed to such term in the Deed of Trust.

Section 202. Severability. In case any one or more of the provisions of this Deed of Amendment of Mid Cap Core Portfolio I Supplemental Trust Indenture shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Deed of Amendment of the Mid Cap Core Portfolio I Supplemental Trust Indenture, and the same shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in this Deed of Amendment of the Mid Cap Core Portfolio I Supplemental Trust Indenture shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Settlors, the Trustee or the Unitholders to the full extent permitted by law.

amending and restating Section 111, Ownership Limitation, of the Mid Cap Core Portfolio I Supplemental Trust Indenture.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Settlor and the Trustee agree as follows:

ARTICLE I

AMENDMENT

Section 101. Amendment to Section 103(a). Section 103(a), Investment Objectives and Policies, and Types of Assets of the Portfolio, is hereby amended and restated in its entirety as follows:

“(a) The investment objective of the Portfolio is long-term growth of capital. To achieve its objective and comply with the provisions of the Act, the investment adviser of the Fund (the “Investment Adviser”) will invest at least 20% of its total assets in taxable fixed-income and equity securities issued by Puerto Rico entities and up to 80% of its total assets in common stock and other equity securities of U.S. or foreign companies (the “Equity Portion”), in accordance with the terms and conditions of that certain ruling issued by the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico. The Investment Adviser will engage one or more sub-adviser(s) to manage the Equity Portion. The sub-adviser engaged to manage the Equity Portion and its investment philosophy and process will be set forth in the prospectus used to issue the Portfolio’s Units.”

Section 102. Amendment to Section 109. Section 109, Issuance of Preferred Units and/or other Securities by the Portfolio, is hereby deleted in its entirety and substituted with the following language:

“[Intentionally omitted]”

Section 103. Amendment to Section 111. Section 111. Ownership Limitation, is hereby amended and restated in its entirety as follows:

“One year after the initial issuance by the Portfolio of its Units, it will be subject to a limitation under the Act to the effect that at no time may five (5) or

TO ALL OF WHICH, and as to the appearing parties and my knowledge of the English language, I, the Notary, authorizing this deed, under my notarial faith and under signature, rubric, sign and seal. GIVE FAITH.